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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 1 on Form S-1 to this registration statement on Form S-3 (File No. 33-38869) of: (i) our report, dated April 8, 1998, on our audits of the consolidated financial statements and financial statement schedule of Brooke Group Ltd. and Subsidiaries, and (ii) our report, dated March 31, 1998 on our audits of the consolidated financial statements of New Valley Corporation and Subsidiaries. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data."



COOPERS & LYBRAND L.L.P.

Coopers & Lybrand L.L.P.


Miami, Florida

June 5, 1998